                                                              EX-99. (g)(2)(iii)

                                   SCHEDULE 1

                             WELLS FARGO FUNDS TRUST
                            WELLS FARGO MASTER TRUST
                           WELLS FARGO VARIABLE TRUST

                       SECURITIES LENDING AGENCY AGREEMENT
                               Participating Funds

Wells Fargo Funds Trust

1.   Asia Pacific Fund
2.   Asset Allocation Fund
3.   Balanced Fund/1/
4.   Capital Growth Fund
5.   C&B Mid Cap Value Fund
6.   Common Stock Fund
7.   Corporate Bond Fund/2/
8.   Discovery Fund
9.   Emerging Markets Equity Fund
10.  Endeavor Large Cap Fund/3/
11.  Endeavor Select Fund
12.  Enterprise Fund
13.  Equity Index Fund/4/
14.  Government Securities Fund
15.  Growth Fund
16.  Growth and Income Fund/5/
17.  High Income Fund
18.  High Yield Bond Fund/6/
19.  Income Plus Fund
20.  Intermediate Government Income Fund/7/
21.  International Core Fund
22.  International Equity Fund

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/1/ On November 7, 2007, the Board of Trustees approved the merger of the Balanced Fund into the Asset Allocation Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/2/ On November 7, 2007, the Board of Trustees approved the merger of the Corporate Bond Fund into the Income Plus Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/3/ On November 7, 2007, the Board of Trustees approved the merger of the Endeavor Large Cap Fund into the Capital Growth Fund. The fund merger is expected to occur before the end of the third quarter of 2008.

/4/ On November 7, 2007, the Board of Trustees approved the merger of the Equity Index Fund into the Index Fund. The fund merger is expected to occur before the end of the third quarter of 2008.

/5/ On November 7, 2007, the Board of Trustees approved the merger of the Large Company Core Fund into the Growth and Income Fund. Effective before the third quarter of 2008, the Growth and Income Fund will change its name to the Large Company Core Fund.

/6/ On November 7, 2007, the Board of Trustees approved the merger of the High Yield Bond Fund into the High Income Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/7/ On November 7, 2007, the Board of Trustees approved the merger of the Intermediate Government Income Fund into the Government Securities Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

23.  Large Cap Growth Fund
24.  Large Company Core Fund/8/
25.  Large Company Value Fund
26.  Managed Account CoreBuilder Shares Series G/9/
27.  Managed Account CoreBuilder Shares Series M/9/
28.  Mid Cap Disciplined Fund
29.  Mid Cap Growth Fund
30.  Opportunity Fund
31.  Overseas Fund/10/
32.  Short Duration Government Bond Fund
33.  Short-Term Bond Fund
34.  Short-Term High Yield Bond Fund
35.  Small Cap Disciplined Fund
36.  Small Cap Growth Fund
37.  Small Cap Opportunities Fund
38.  Small Cap Value Fund
39.  Small/Mid Cap Value Fund
40.  Specialized Financial Services Fund
41.  Specialized Technology Fund
42.  Strategic Income Fund
43.  Ultra-Short Duration Bond Fund/11/
44.  Ultra Short-Term Income Fund
45.  U.S. Value Fund
46.  Value Fund/12/

Wells Fargo Master Trust
1.   C&B Large Cap Value Portfolio
2.   Disciplined Growth Portfolio
3.   Disciplined Fixed Income Portfolio
4.   Diversified Stock Portfolio
5.   Diversified Fixed Income Portfolio
6.   Emerging Growth Portfolio
7.   Equity Income Portfolio
8.   Equity Value Portfolio
9.   Index Portfolio
10.  Inflation-Protected Bond Portfolio
11.  International Core Portfolio
12.  International Growth Portfolio

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/8/ On November 7, 2007, the Board of Trustees approved the merger of the Large Company Core Fund into the Growth and Income Fund. The fund merger is expected to occur before the end of the third quarter of 2008.

/9/ On November 7, 2007, the Board of Trustees approved the establishment of the Managed Account CoreBuilder Shares Series G and Managed Account CoreBuilder Shares Series M which are expected to commence operations before the end of the second quarter of 2008.

/10/ On November 7, 2007, the Board of Trustees approved the merger of the Overseas Fund into the International Equity Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/11/ On November 7, 2007, the Board of Trustees approved the merger of the Ultra-Short Duration Bond Fund into the Ultra Short-Term Income Fund. The fund merger is expected to occur before the end of the third quarter of 2008.

/12/ On November 7, 2007, the Board of Trustees approved the merger of the Value
     Fund into the C&B Large Cap Value Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

13.  International Index Portfolio
14.  International Value Portfolio
15.  Large Cap Appreciation Portfolio
16.  Large Company Growth Portfolio
17.  Managed Fixed Income Portfolio
18.  Small Cap Index Portfolio
19.  Small Company Growth Portfolio
20.  Small Company Value Portfolio
21.  Stable Income Portfolio
22.  Strategic Small Cap Value Portfolio
23.  Total Return Bond Portfolio

Wells Fargo Variable Trust
1.   VT Asset Allocation Fund
2.   VT C&B Large Cap Value Fund
3.   VT Discovery Fund
4.   VT Equity Income Fund
5.   VT International Core Fund
6.   VT Large Company Core Fund
7.   VT Large Company Growth Fund
8.   VT Opportunity Fund
9.   VT Small Cap Growth Fund
10.  VT Small/Mid Cap Value Fund
11.  VT Total Return Bond Fund

Schedule 1 most recent annual approval:  August 8, 2007
Schedule 1 amended and approved:  December 1, 2007

                                   SCHEDULE 2

                               Approved Borrowers*

ABN Amro Inc.
ABN Amro Bank
Alpine Associates, a Limited Partnership
Ameritrade, Inc.
Banc of America Securities LLC
Banca IMI Securities Corp.
Barclays Capital Inc.
Bear, Stearns & Co./Bear, Stearns Securities Corporation
BNP Paribas Securities Corp.
Calyon Securities (USA) Inc. (f/k/a Credit Lyonnais Securities (USA) Inc.) Cantor Fitzgerald Securities
CIBC World Markets Corporation
Citadel Trading Group, LLC
Citigroup Global Markets Inc. (f/k/a Salomon Smith Barney, Inc.)
Credit Suisse Securities (USA) LLC (f/k/a Credit Suisse First Boston LLC) Deutsche Bank Securities Inc.
Dresdner Kleinwort Wasserstein Securities LLC
Fimat USA, LLC (f/k/a Fimat USA, Inc.)
First Clearing LLC (f/k/a First Clearing Corporation)
Goldman, Sachs & Co. (Gtyd)
Greenwich Capital Markets Inc.
HBK Global Securities L.P.
HSBC Securities (USA) Inc.
ING Financial Markets LLC
J.P. Morgan Securities Inc.
Jefferies & Company Inc
Lehman Brothers Inc.
Merrill Lynch Pierce Fenner Smith/ML Govt Sec
Morgan Stanley & Co. Inc.
Morgan Stanley & Co. Inc. / MS Securities Services Inc.
Nomura Securities International, Inc.
Paloma Securities LLC
Pershing LLC
RBC Capital Markets
RBC Dain Rauscher Incorporated
SG Americas Securities LLC
UBS Securities LLC (f/k/a UBS Warburg LLC)
Wachovia Capital Markets, LLC
JPMorgan Chase Bank, N.A. (f/k/a JPMorgan Chase Bank)
Wachovia Bank, N.A.
Societe Generale

*    Updated July 27, 2007